Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeff Kim, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K of The Shorepower Technologies, Inc. for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Shorepower Technologies, Inc.

Dated: September 3, 2025

/s/ Jeff Kim
Jeff Kim
President, Chief Executive Officer, Chief Financial Officer, and Director
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)